Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-204238) and related prospectus of The New Home Company Inc.;
(2) Registration Statement (Form S-8 No. 333-193753) pertaining to the 2014 Long-Term Incentive Plan of The New Home Company Inc.; and
(3) Registration Statement (Form S-8 No. 333-311756) pertaining to The New Home Company Inc. 2016 Incentive Award Plan;
of (i) our report dated February 22, 2017, with respect to the financial statements of TNHC Newport LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (ii) our report dated February 22, 2017, with respect to the financial statements of TNHC Meridian Investors LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (iii) our report dated February 27, 2015, with respect to the consolidated financial statements of LR8 Investors, LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (iv) our report dated February 27, 2015, with respect to the consolidated financial statements of Larkspur Land 8 Investors LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; and (v) our report dated February 22, 2017, with respect to the financial statements of TNHC-HW Foster City LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
February 22, 2017